UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_______________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2016

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PROTHENA CORPORATION PUBLIC LIMITED COMPANY
(Exact Name of Registrant as Specified in its Charter)
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Ireland	001-35676	98-1111119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Adelphi Plaza Upper George’s Street, Dún Laoghaire Co. Dublin, A96 T927 Ireland
(Address of principal executive offices including Zip Code)
Registrant’s telephone number, including area code: 011-353-1-236-2500
_______________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2016, Prothena Corporation plc (the “Company”) held its annual general meeting of shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders approved an amendment to the Prothena Corporation plc Amended and Restated 2012 Long Term Incentive Plan (as amended, the “Amended and Restated LTIP”), which had previously been approved by the Company’s Board of Directors, subject to shareholder approval. The amendment increased the number of ordinary shares authorized for issuance under the Amended and Restated LTIP by 1,850,000 ordinary shares, to a total of 7,400,000 ordinary shares, which amendment became effective May 19, 2016.

That amendment is described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 4, 2016 (the “Proxy Statement”), and that description of the amendment included in the Proxy Statement is incorporated herein by reference. That description of the amendment is qualified in its entirety by reference to the full text of the Amended and Restated LTIP, a copy of which is filed as Exhibit 10.1 hereto.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 19, 2016, the Company held its Annual Meeting. At the Annual Meeting, the Company’s shareholders approved, by separate resolutions, amendments to the Company’s Memorandum of Association and amendments to the Company’s Articles of Association, which amendments became effective May 19, 2016.

Those amendments are described in the Proxy Statement, and those descriptions of the amendments included in the Proxy Statement are incorporated herein by reference. Those descriptions of the amendments are qualified in their entirety by reference to the full text of the amended and restated Memorandum of Association and Articles of Association (collectively referred to as the “Constitution”), a copy of which is filed as Exhibit 3.1 hereto.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On May 19, 2016, the Company held its Annual Meeting, at which the Company’s shareholders voted on the following proposals, each of which is described in the Proxy Statement:

Proposal No. 1: Election of Directors. The shareholders re-elected the following individuals to the Company’s Board of Directors to hold office until no later than the 2019 annual general meeting of shareholders or until their successors are elected:

Nominee	For	Against	Abstain	Broker Non-Votes
Richard T. Collier	28,623,612	132,160	47,118	2,333,939
K. Anders O. Härfstrand	28,703,752	51,597	47,541	2,333,939
Christopher S. Henney	28,470,493	284,343	48,054	2,333,939

Proposal No. 2: Ratification of Appointment of the Company’s Independent Registered Public Accounting Firm for 2016 and Authorization of the Board of Directors to Approve the Remuneration of that Auditor. The shareholders ratified, in a non-binding vote, the appointment of KPMG LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2016 and authorized, in a binding vote, the Company’s Board of Directors, acting through its Audit Committee, to approve the remuneration of that auditor.

For	Against	Abstain
31,026,371	77,318	33,140

Proposal No. 3: Approval of Compensation of the Company’s Named Executive Officers. The shareholders approved, in a non-binding advisory vote, the compensation of the Company’s executive officers named in the Proxy Statement.

For	Against	Abstain	Broker Non-Votes
28,616,928	102,989	82,973	2,333,939

Proposal No. 4: Approval of Frequency of Future Advisory Votes on Compensation of the Company’s Named Executive Officers. The shareholders approved, in a non-binding advisory vote, future advisory votes by shareholders on the compensation of the Company’s named executive officers being requested every year.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
27,814,788	11,566	916,278	60,258	2,333,939

Proposal No. 5: Approval of Amendment to the Company’s 2012 Long Term Incentive Plan. The shareholders approved the amendment to the Company’s Amended and Restated 2012 Long Term Incentive Plan to increase the number of ordinary shares authorized for issuance under that Plan by 1,850,000 ordinary shares, to a total of 7,400,000 ordinary shares.

For	Against	Abstain	Broker Non-Votes
22,741,803	6,008,088	52,999	2,333,939

Proposal No. 6(A): Approval of Amendments to the Company’s Memorandum of Association. The shareholders approved the amendments to the Company’s Memorandum of Association.

For	Against	Abstain	Broker Non-Votes
28,707,294	40,347	55,249	2,333,939

Proposal No. 6(B): Approval of Amendments to the Company’s Articles of Association. The shareholders approved the amendments to the Company’s Articles of Association.

For	Against	Abstain	Broker Non-Votes
28,746,832	39,922	16,136	2,333,939

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
3.1	Amended and Restated Memorandum and Articles of Association
10.1#	Prothena Corporation plc Amended and Restated 2012 Long Term Incentive Plan

# Indicates management contract or compensatory plan or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 25, 2016	PROTHENA CORPORATION PLC

		By:	/s/ Tran B. Nguyen
		Name:	Tran B. Nguyen
		Title:	Chief Financial Officer